Exhibit 10.3

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARE AWARD

You have been awarded Performance Shares of Activision Blizzard, Inc. (the “Company”), as follows:

•                  Your name:  Thomas Tippl

•                  Total number of Performance Shares awarded:  225,000

•                  Date of Grant:  May 10, 2010

•                  Grant ID:  08003664

•                  Your Award of Performance Shares is governed by the terms and conditions set forth in:

•                  this Notice of Performance Share Award;

•                  the Performance Share Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                  the Company’s Amended and Restated 2008 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Award of Performance Shares has been made in connection with your employment agreement with the Company or one of its subsidiaries or affiliates as a material inducement to your entering into or renewing employment with such entity pursuant to such agreement, and is also governed by any applicable terms and conditions set forth in such agreement.

•                  Schedule for Lapse of Restrictions:  Except as otherwise provided under the Award Terms, the Restrictions on the Performance Shares awarded to you will lapse in the manner described below:

Restrictions Lapse with Respect to the Following Number of Performance Shares	If, and Only, if the Compensation Committee Determines that the Following Has Occurred	On the Following Date, Provided You Remain Continuously Employed by the Company or One its Subsidiaries or Affiliates Through Such Date

56,250

Non-GAAP earnings per share of the Company for the year ending December 31, 2010, as reported as such in the press release issued by the Company for that period, are greater than or equal to the non-GAAP earnings per share annual operating plan objectives established by the Board of Directors and approved by the Compensation Committee for 2010

February 15, 2011

56,250

Non-GAAP earnings per share of the Company for the year ending December 31, 2011, as reported as such in the press release issued by the Company for that period, are greater than or equal to the non-GAAP earnings per share annual operating plan objectives established by the Board of Directors and approved by the Compensation Committee for 2011

February 15, 2012

56,250

Non-GAAP earnings per share of the Company for the year ending December 31, 2012, as reported as such in the press release issued by the Company for that period, are greater than or equal to the non-GAAP earnings per share annual operating plan objectives established by the Board of Directors and approved by the Compensation Committee for 2012

February 15, 2013

2

Restrictions Lapse with Respect to the Following Number of Performance Shares	If, and Only, if the Compensation Committee Determines that the Following Has Occurred	On the Following Date, Provided You Remain Continuously Employed by the Company or One its Subsidiaries or Affiliates Through Such Date

56,250

Non-GAAP earnings per share of the Company for the year ending December 31, 2013, as reported as such in the press release issued by the Company for that period, are greater than or equal to the non-GAAP earnings per share annual operating plan objectives established by the Board of Directors and approved by the Compensation Committee for 2013

February 15, 2014

Notwithstanding the foregoing, if the Company fails to meet an objective for a year, but the Compensation Committee determines in any subsequent year that the Company has “over-delivered” for that subsequent year or years by an amount which is equal to or greater than the amount by which the Company failed to achieve that or any other prior year’s objective, such that the cumulative non-GAAP earnings per share for all years prior to such determination, in each case as reported in the press release issued by the Company for the relevant year, has met or exceeded the cumulative non-GAAP earnings per share annual operating plan objectives for that or those years, as the case may be, then on February 15th of the year of such determination, if you remain continuously employed by the Company or one of its Subsidiaries or Affiliates through such date, all Restrictions which were previously eligible to lapse in that or those years, as the case may be, will lapse (along with the Restrictions that otherwise lapse in accordance with the schedule set forth above).

•                  Please sign and return to the Company this Notice of Performance Share Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return the signed Notice of Performance Share Award to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Performance Share Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

3

ACTIVISION BLIZZARD, INC.

/s/ Ann E Weiser
Ann E. Weiser
Chief Human Resources Officer

		Date:	August 5, 2010

ACCEPTED AND AGREED:

/s/ Thomas Tippl
Thomas Tippl

Date:	July 30, 2010

4

EXHIBIT A

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

RESTRICTED SHARE AWARD TERMS

1.             Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional Common Shares issued in respect of Performance Shares in connection with any adjustment pursuant to Section 10 hereof.

“Award” means the award described on the Grant Notice.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” means the Company or any of its subsidiaries or other affiliates.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Employment Agreement” means the employment agreement between the Holder and the Company Group, dated as of September 9, 2005, as amended from time to time.

“Employment Violation” means any material breach by Grantee of his or her employment agreement with the Company or one of its subsidiaries or affiliates for so long as the terms of such employment agreement shall apply to Grantee (with any breach of the post-termination obligations contained therein deemed to be material for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Performance Share Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Performance Shares” means Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have not lapsed and which have not been forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Plan” means the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all lapses of the Restrictions during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)            if Grantee has received any Vested Shares during such Look-back Period and sold such Vested Shares, an amount equal to the product of (A) the sales price per Vested Share times (B) the number of such Vested Shares sold at such sales price; plus

(ii)           if Grantee has received any Vested Shares during such Look-back Period and not sold such Vested Shares, an amount equal to the product of (A) the greatest of the following: (1) the Market Value per Share of Common Shares on the date the Restrictions lapsed with respect to such Vested Shares, (2) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 14 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Restricted Book Entry” means a book entry on the Company’s stock register maintained by its transfer agent and registrar, which book entry shall bear a notation regarding the Restrictions as set forth in Section 15(a) hereof and, if appropriate, a notation regarding securities law restrictions as set forth in Section 15(b) hereof.

“Restrictions” means the restrictions set forth in Section 2 hereof.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Term Sheet” means the Corporate Governance Term Sheet approved by the Delaware Court of Chancery in connection with the settlement of In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV06-4771 MRP (JTLx); In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343.

“Vested Shares” means Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have lapsed in accordance with Section 3 or 4 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.             Restrictions.  None of the Common Shares subject to the Award (including any Additional Shares), or any right or privilege pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way not expressly permitted by these Award Terms, or subjected to execution, attachment or similar process, unless and until such restrictions thereon lapse pursuant to Section 3 or 4 hereof.  Any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any such Common Shares, or any right or privilege pertaining thereto, in any way not expressly permitted by these Award Terms before such restrictions thereon lapse pursuant to Section 3 or 4 hereof shall be null and void and of no force and effect.

3.             Lapse of Restrictions.  Except as otherwise set forth in these Award Terms, the Restrictions shall lapse in accordance with the “Schedule for Lapse of Restrictions” set forth on the Grant Notice.

4.             Termination of Employment.  In the event that Grantee’s employment is terminated for any reason prior to the lapse of all of the Restrictions, as of the date of such termination of employment the remaining Restrictions shall cease to lapse and all Performance Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

5.             Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the lapse of the Restrictions or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Company shall determine the method or methods Grantee may use to satisfy any Withholding Taxes contemplated by this Section 5, which may include any of the following:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) by any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 5 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.             Voting Rights.  The holder of the Performance Shares shall be entitled to the voting privileges associated therewith.

7.             Dividends.  Any cash dividends declared and paid on the Performance Shares shall be paid to the holder thereof concurrently with the payment of such dividends to all other record holders of Common Shares.

8.             Receipt and Delivery; Removal of Restrictions.  Performance Shares shall be evidenced by a Restricted Book Entry in the name of the holder of the Performance Shares.  Performance Shares shall become Vested Shares at such time as the Restrictions thereon lapse in accordance with the Grant Notice and these Award Terms.  As soon as practicable after the Restrictions on any Performance Shares lapse, the Company shall cause the legend regarding the Restrictions set forth in Section 16(a) hereof to be removed from the resulting Vested Shares and cause the resulting Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend regarding securities law restrictions as set forth in Section 15(b) hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

9.             Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A.

10.           Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 13 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

11.           Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)           Grantee is responsible for complying with (a) any federal, state and local taxation laws applicable to Grantee in connection with the Award, (b) any federal and state securities laws applicable to Grantee in connection with the Award, (c) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (d) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (e) any policy or procedure the Company maintains or may adopt with respect to the trading of its securities.

(b)           The Award is subject to the terms and conditions of the Term Sheet, and any Company policies or procedures adopted in connection with the Company’s implementation of the Term Sheet, including, without limitation, any policy requiring or permitting the Company to recover any gains realized by Grantee in connection with the Award.

12.           Section 409A.  Payments contemplated with respect to the Award are intended to be exempt from Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 12 does not create an obligation on the part of the Committee or the Company to make any such modification.

13.           Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Performance Shares or Vested Shares, and no Performance Shares or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Performance Shares or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Performance Shares or Vested Shares, to issue or transfer Performance Shares or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Performance Shares or Vested Shares or resale of Performance Shares or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

14.           Transferability.  Notwithstanding the Restrictions, with the Company’s consent, Grantee may transfer Performance Shares for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.

15.           Employment Violation.  In the event of an Employment Violation, the Company shall have the right to require (a) the forfeiture by Grantee to the Company of any Performance Shares and (b) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired during the Look-back Period with respect to such Employment Violation and Grantee shall not be entitled to receive any consideration from the Company in exchange therefor.  Any such forfeiture of Performance Shares and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

16.           Legends.

(a)           Restrictions.  The Company shall cause any Restricted Book Entry evidencing the Performance Shares to bear a notation substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED ACTIVISION

BLIZZARD, INC. 2008 INCENTIVE PLAN (THE “PLAN”), AND IN THE ASSOCIATED NOTICE OF RESTRICTED SHARE AWARD, INCLUDING THE RESTRICTED SHARE AWARD TERMS ATTACHED THERETO (THE “AWARD NOTICE”).  A COPY OF THE PLAN AND AWARD NOTICE MAY BE OBTAINED FROM ACTIVISION BLIZZARD, INC.”

(b)           Securities Laws.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any Restricted Book Entry evidencing Performance Shares or any certificate evidencing Vested Shares to bear a notation or legend, as the case may be, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

17.           No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without cause.

18.           Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19.           Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

20.           Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 14 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

21.           Notices.  Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or

such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown on the Employment Agreement, or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

22.           Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

23.           Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.